             BALLOT FOR OWNERS OF SENIOR SUBORDINATED DEBENTURES OF
                              FLAGSTAR CORPORATION
                             CLASS 5 UNDER THE PLAN
                    TO BE RECEIVED BY THE SOLICITATION AGENT
            BEFORE 5:00 P.M., EASTERN TIME,                   , 1997


                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                                                     )    Case No. 97-
                                                          )    Chapter 11
FLAGSTAR COMPANIES, INC.,                                 )
FLAGSTAR CORPORATION                                      )    BALLOT FOR ACCEPTING OR
                                                          )    REJECTING "DEBTORS' JOINT PLAN OF
                                    Debtors.              )    REORGANIZATION" TO BE FILED BY
                                                          )    FLAGSTAR COMPANIES, INC. AND
                                                          )    FLAGSTAR CORPORATION
                                                          )    (CLASS 5)


THIS BALLOT IS TO BE USED BY BENEFICIAL OWNERS OF 11.25% SENIOR SUBORDINATED DEBENTURES DUE 2004 AND BY BENEFICIAL OWNERS OF 11 3/8% SENIOR SUBORDINATED DEBENTURES DUE 2003 OF FLAGSTAR CORPORATION (COLLECTIVELY, THE "SENIOR SUBORDINATED DEBENTURES") OR REGISTERED HOLDERS WHO ARE BENEFICIAL OWNERS. PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF YOUR VOTE HAS NOT BEEN RECEIVED BY KISSEL-BLAKE INC. (THE "SOLICITATION AGENT")
BY 5:00 P.M., EASTERN TIME, ON                   , 1997, UNLESS EXTENDED (THE
"DEADLINE"), IT WILL NOT BE COUNTED. IF THE ENCLOSED RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE OR YOUR NOMINEE'S PROXY INTERMEDIARY, PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE DEADLINE SO THAT IT MAY BE PROCESSED AND FORWARDED TO THE SOLICITATION AGENT BEFORE THE DEADLINE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

     Flagstar Companies, Inc. ("FCI") and its wholly-owned subsidiary Flagstar Corporation ("Flagstar," and collectively with FCI, the "Company") are soliciting votes with respect to their joint plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan") referred to in the accompanying Prospectus dated ____________, 1997 (the "Solicitation Statement"). This Ballot is to be used by beneficial owners, or registered holders who are beneficial owners, of the Senior Subordinated Debentures. The Senior Subordinated Debentures are classified as Class 5 in the Plan. Please review the Solicitation Statement and the appendices thereto carefully before completing this Ballot. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     FCI and Flagstar have not yet commenced their Reorganization Cases. If the Plan receives sufficient acceptances, FCI and Flagstar intend to commence their Reorganization Cases and promptly seek Confirmation of the Plan.

     The Plan can be confirmed by the Bankruptcy Court if (i) it is accepted by at least one Impaired Class of Claims or Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines the Plan otherwise satisfies the requirements of section 1129(b) of the United States Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if Holders of at least two-thirds in dollar amount and more than one-half in number of the Claims in such class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all Holders of the Senior Subordinated Debentures and all other Holders of Claims against and Interests in the Company (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.


     Under the terms of the Plan (but subject to the agreements to be made by Holders of Senior Subordinated Debentures described in the following paragraph),
(i) in the event that the Holders of Junior Subordinated Debentures do not accept the Plan, then each Holder of Senior Subordinated Debentures will also be entitled to receive its pro rata share of the 4.50% of the New Common Stock that would otherwise have been distributed to Holders of Junior Subordinated Debentures and Old FCI Preferred Stock and its pro rata share of the New Warrants that would otherwise have been distributed to Holders of the Old FCI Common Stock, and (ii) in the event that the Holders of the Old FCI Preferred Stock do not accept the Plan but the Holders of Junior Subordinated Debentures accept the Plan, then each Holder of Senior Subordinated Debentures will also be entitled to receive its pro rata share of the 1.25% of the New Common Stock that would otherwise have been distributed to the Holders of the Old FCI Preferred Stock and its pro rata share of the New Warrants that would otherwise have been distributed to Holders of the Old FCI Common Stock, and (iii) in the event that Holders of the Old FCI Common Stock do not accept the Plan but Holders of Junior Subordinated Debentures and Old FCI Preferred Stock accept the Plan, then each Holder of Senior Subordinated Debentures will also be entitled to receive its pro rata share of the New Warrants.

     Notwithstanding the terms of the Plan, it is contemplated that Holders of Senior Subordinated Debentures will agree to make distributions to the Holders of the Old FCI Preferred Stock and Holders of the Old FCI Common Stock if such Classes vote in favor of the Plan even if such Classes would not be entitled to a distribution under the terms of the Plan because the Plan has not been accepted by one or more senior classes. In that regard, Holders of Senior Subordinated Debentures are being asked herein to consent to an amendment to the indentures for the Senior Subordinated Debentures (collectively, the "Amendment") which will effect the redistribution of the Plan consideration to which such Holders are entitled if either or both of the Classes of Holders of Junior Subordinated Debentures and Holders of Old FCI Preferred Stock do not accept the Plan and either or both of the Classes of Holders of Old FCI Preferred Stock and Holders of Old FCI Common Stock do accept the Plan. Accordingly, assuming adoption of the Amendment, (i) if the Holders of the Junior Subordinated Debentures do not accept the Plan but the Holders of the Old FCI Preferred Stock accept the Plan, Holders of the Old FCI Preferred Stock will receive New Common Stock representing 1.25% of the New Common Stock of Reorganized Flagstar, and (ii) if the Holders of Junior Subordinated Debentures or the Holders of the Old FCI Preferred Stock do not accept the Plan but Holders of the Old FCI Common Stock accept the Plan, Holders of the Old FCI Common Stock will receive the New Warrants. (It is a condition to the effectiveness of the Amendment with respect to either one of the indentures governing a portion of the Senior Subordinated Debentures that such Amendment also be approved and effective with respect to the other such indenture.)

     The record date (the "Record Date") for purposes of determining which holders of Senior Subordinated Debentures are eligible to vote on the Plan and consent to the Amendment is May 23, 1997. Only holders of Senior Subordinated Debentures in whose name such securities are registered on the books of the Company on the Record Date or any person who has obtained a properly completed proxy from such person are eligible to vote on the Plan and consent to the Amendment. Holders of Senior Subordinated Debentures who purchased such securities or whose purchase of such securities is registered after the Record Date who wish to vote must arrange with their respective seller(s) to receive a proxy from the holder of record on such date, a form of which is included on the last page of this Ballot for your convenience.

     PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PLAN:

ITEM 1. AGGREGATE PRINCIPAL AMOUNT OF SENIOR SUBORDINATED DEBENTURES CLAIMS.

     This Ballot is cast by or on behalf of the beneficial owner of the aggregate principal amount of the Senior Subordinated Debentures indicated immediately below.


            CERTIFICATE NUMBER(S) (IF KNOWN) OR                   AGGREGATE PRINCIPAL AMOUNT OF SENIOR SUBORDINATED
                 CUSTOMER ACCOUNT NUMBERS                                            DEBENTURES


                                                             $

ITEM 2. CLASS 5 UNDER THE PLAN (SENIOR SUBORDINATED DEBENTURES) VOTE.

     The beneficial owner of the aggregate principal amount of Senior Subordinated Debentures set forth in Item 1 votes to (please check one):

Accept the Plan   [ ]

Reject the Plan   [ ]

     Consent to the Amendment to the Indenture (Check One): Yes [ ] No [ ]

ITEM 3. CERTIFICATION AS TO SENIOR SUBORDINATED DEBENTURES HELD IN ADDITIONAL ACCOUNTS.


     By signing and returning this Ballot, the undersigned certifies that the beneficial owner either (i) has not submitted any other Ballots for Senior Subordinated Debentures held in other accounts or other record names, OR (ii) has provided the information specified in the following table for all other Senior Subordinated Debentures for which the beneficial owner has submitted additional Ballots (please use additional sheets of paper if necessary):


[CAPTION]

                                                                              $
                                                                                         Face amount of
        Other Account number           Name of registered holder or nominee      Senior Subordinated Debentures

                                                                              $
                                                                                         Face amount of
        Other Account number           Name of registered holder or nominee      Senior Subordinated Debentures


ITEM 4. By signing and returning this Ballot, the undersigned certifies that:
(a) the beneficial owner has been provided with a copy of the Solicitation Statement and the appendices thereto; (b) the beneficial owner of the face amount of Senior Subordinated Debentures set forth in Item 1 has full power and authority to vote to accept or reject the Plan and in favor of or against the Amendment; (c) such beneficial owner has voted to accept or reject the Plan and in favor of or against the Amendment as set forth in Item 2 above; and (d) this Ballot has been executed on behalf of a single beneficial owner. The undersigned also acknowledges that this solicitation of acceptances of the Plan and consents to the Amendment is subject to all the terms and conditions set forth in the Solicitation Statement.

ITEM 5. By signing and returning this Ballot, the undersigned certifies that it either (a) is the registered or record holder of the Senior Subordinated Debentures to which this Ballot pertains and is sending this Ballot directly to the Solicitation Agent, or (b) the beneficial owner of the Senior Subordinated Debentures to which this Ballot pertains and is sending this Ballot to the registered or record holder of, or other nominee of the undersigned, with respect to the Senior Subordinated Debentures to which this Ballot pertains, whom the undersigned hereby authorizes and instructs to (x) execute a Master Ballot reflecting this Ballot, and (y) deliver such Master Ballot to the Solicitation Agent.

                                         Name:
                                               (PRINT OR TYPE)

                                         SOCIAL SECURITY OR FEDERAL TAX I.D. NO.
                                         Signature:
                                         By:
                                             (IF APPROPRIATE)
                                         Title:
                                                (IF APPROPRIATE)
                                         Address:
                                                  STREET

                                         CITY, STATE AND ZIP CODE

                                         Telephone Number: (   )

THIS BALLOT (OR A MASTER BALLOT INCLUDING THE VOTES TRANSMITTED HEREBY) MUST BE
                      RECEIVED BY THE SOLICITATION AGENT,
                       KISSEL-BLAKE INC., AT THE ADDRESS
                   LISTED BELOW, BY 5:00 P.M., EASTERN TIME,
    ON                   , 1997 (UNLESS EXTENDED), OR THE VOTES TRANSMITTED
                          HEREBY WILL NOT BE COUNTED.

                               KISSEL-BLAKE INC.

                        BY MAIL/HAND/OVERNIGHT DELIVERY:

                               KISSEL-BLAKE INC.
                                110 WALL STREET
                            NEW YORK, NEW YORK 10005
                       (212) 344-6733 (BANKS AND BROKERS)
                          (800) 554-7733 (ALL OTHERS)

                     INSTRUCTIONS FOR COMPLETING THE BALLOT


     The Ballot is NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO VOTE TO ACCEPT OR REJECT THE PLAN AND IN FAVOR OF OR AGAINST THE AMENDMENT. Accordingly, holders should NOT surrender certificates representing their securities in connection with voting on the Plan and the Amendment, and neither the Company nor the Solicitation Agent will accept delivery of any such certificates tendered together with this Ballot.


     Surrender of Senior Subordinated Debentures for exchange may only be made pursuant to a letter of transmittal which will be furnished subsequently by the Company.


     To have your vote count, you must complete, sign and return this Ballot so that it is received by the Solicitation Agent not later than 5:00 p.m., Eastern
Time, on                   , 1997, unless extended at the sole discretion of the
Company as provided in the Solicitation Statement. Incomplete Ballots will not be counted.


     IF YOU ARE THE REGISTERED HOLDER AND NOT THE BENEFICIAL OWNER, PLEASE FORWARD THE BALLOT TOGETHER WITH THE SOLICITATION STATEMENT TO THE BENEFICIAL OWNER.

     To properly complete the Ballot, you must follow the procedures described below:

          (a) make sure that the information required by Item 1 has been inserted; if you do not know the principal amount of Senior Subordinated Debentures held by you, please contact either the Solicitation Agent, your broker or your nominee;


          (b) cast one vote to accept or reject the Plan by checking the proper box in Item 2 for the Senior Subordinated Debentures held by you; also cast one vote (Yes or No) with respect to the consent to the Amendment by checking the appropriate box in Item 2;


          (c) provide the information required by Item 3 if the beneficial owner has submitted any other Ballots for Senior Subordinated Debentures held in other accounts or other record names;

          (d) sign and date your Ballot;


          (e) if you believe that you have received the wrong Ballot, please contact either the Solicitation Statement or your broker or your nominee immediately;


          (f) if you believe you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

          (g) provide your name and mailing address if different from the printed address which appears on the Ballot, or if no preprinted address appears on the Ballot;

          (h) please use additional sheets of paper if additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item of the Ballot); and

          (i) return your Ballot using the enclosed return envelope. IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE SOLICITATION AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE DEADLINE. IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR PROXY INTERMEDIARY, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE SOLICITATION AGENT BY THE DEADLINE. PLEASE ALLOW ADDITIONAL TIME.


     YOUR BALLOT SHOULD BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE SOLICITATION AGENT BY THE DEADLINE, 5:00 P.M., EASTERN TIME, ON
                  , 1997, UNLESS EXTENDED, OR YOUR VOTE WILL NOT BE COUNTED.

     (Bullet) IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE SOLICITATION AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE DEADLINE.

     (Bullet) IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR PROXY INTERMEDIARY, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE SOLICITATION AGENT BY THE DEADLINE. PLEASE ALLOW ADDITIONAL TIME.


     (Bullet) IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT PLEASE CONTACT THE SOLICITATION AGENT OR YOUR BROKER OR NOMINEE.

 (THIS PAGE IS FOR USE AS A PROXY ONLY. IT NEED NOT BE COMPLETED AS PART OF THE
                                    BALLOT)


                             PROXY WITH RESPECT TO
        SOLICITATION OF AND OTHER MATTERS PERTAINING TO ACCEPTANCES FOR
                                      THE
                           PLAN OF REORGANIZATION OF
               FLAGSTAR COMPANIES, INC. AND FLAGSTAR CORPORATION
                        FROM THE HOLDERS OF OUTSTANDING

                 11.25% SENIOR SUBORDINATED DEBENTURES DUE 2004
                                      AND
                11 3/8% SENIOR SUBORDINATED DEBENTURES DUE 2003
                                       OF
                              FLAGSTAR CORPORATION
     The undersigned hereby irrevocably appoints

as attorney and proxy of the undersigned, with full power of substitution, to vote (i) to accept or reject the Plan (as defined below) with respect to the 11.25% Senior Subordinated Debentures due 2004 and 11 3/8% Senior Subordinated Debentures due 2003 of Flagstar Corporation (collectively, the "Senior Subordinated Debentures"), pursuant to the Solicitation Statement dated
                  , 1997, in which Flagstar Companies, Inc. and its wholly-owned subsidiary, Flagstar Corporation (collectively, the "Company") are soliciting acceptances from record holders of the Senior Subordinated Debentures of the close of business on May 23, 1997 (the "Record Date") for their plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan"), and (ii) in favor of or against an amendment to the indentures for the Senior Subordinated Debentures as described in the Solicitation Statement, with all the power the undersigned would possess if voting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON
                  , 1997 UNLESS EXTENDED BY THE COMPANY.


Name(s):                                                 Signature(s):

                                                         By:

                                                         Title:

                                                         Dated:

                                                         Signatures Guaranteed By:

                                                                            (Name of Institution)

                                                                            Authorized Signature

                                                                                    Title

Principal Amount of
Senior Subordinated Debentures Owned: $

     This proxy must be executed by the record holder(s) (i.e., the record holder(s) as of the close of business on the Record Date) in exactly the same manner as the name(s) appear(s) on the Senior Subordinated Debentures to which this proxy relates. If the Senior Subordinated Debentures to which this proxy relates are held of record by two or more joint holders on the Record Date, all such holders must sign this proxy. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Company and the Solicitation Agent of such person's authority so to act. If Senior Subordinated Debentures owned by the record holder on the Record Date are registered in different names, separate proxies must be executed covering each form of registration. Unless the record holder on the Record Date is a member of an authorized signature guarantee program recognized by the Company (an "Eligible Institution"), this proxy must be guaranteed by an Eligible Institution confirming the right of the signatory to the Ballot to execute such Ballot on behalf of the record holder.


     Except as otherwise provided in this Proxy, all signatures on this Proxy must be guaranteed by an institution that is a member of a Signature Guarantee Program (an "Eligible Guarantor Institution") recognized by the Solicitation Agent (i.e., the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP), and the New York Stock Exchanges Medallion Signature Program (MSP)), unless expressly waived by the Company. Signatures on this Proxy need not be guaranteed if this Proxy is for Senior Subordinated Debentures held for the account of an Eligible Guarantor Institution. IN ALL OTHER CASES ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION.